Exhibit 10.3
PETRO RIVER OIL CORP
55 5TH AVENUE, 17TH FL
NEW YORK, New York 10003

December 17, 2018

Petro Exploration Funding, LLC
55 5th Avenue
New York, New York 10003
Attn: Scot Cohen

Re:
Interest Extension

Dear Scot:

Reference is hereby made to (i) that certain Securities Purchase Agreement (the “SPA”), dated as of June 13, 2017, entered into by and among Petro River Oil Corp (the “Company”), Spyglass Energy Group, LLC (“Spyglass”) and Petro Exploration Funding, LLC (“Petro Funding”), and (ii) that certain Secured Promissory Note in the principal amount of $2,000,000 dated June 15, 2017 (the “Promissory Note”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the SPA or the Promissory Note.

Petro Funding hereby is willing to extend the due date of the first interest payment as set forth in Section 2.2(b) of the Promissory Note (as modified on May 17, 2018) from December 31, 2018 to March 31, 2019.

Please execute this letter below to acknowledge and agree to the interest payment extension.

Very truly yours,

PETRO RIVER OIL CORP.

By:             /s/ Stephen Brunner
Name:        Stephen Brunner
Title:          President

ACCEPTED AND AGREED

PETRO EXPLORATION FUNDING, LLC

By: /s/ Scot Cohen
       Scot Cohen, Managing Member